UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2016

NATIONAL FUEL GAS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 Main Street, Williamsville, New York	14221
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 857-7000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 10, 2016, the Board of Directors (the “Board”) of National Fuel Gas Company (the “Company”) amended the Company’s By-Laws, effective as of that date, to implement a proxy access by-law.

The proxy access process under the amended By-Laws will first be available to the Company’s stockholders in connection with the Company’s 2017 annual meeting of stockholders. Under this process, which is set forth in Article IA of the amended By-Laws, a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years may nominate and include in the Company’s proxy materials directors constituting up to 20% of the board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in Article IA.

The amended By-Laws also make clarifications and updates to the advance notice provisions in Article I, Section 7.

The foregoing description of the amendments to the By-Laws does not purport to be complete and is qualified in its entirety by reference to the amended By-Laws, a copy of which has been filed as an exhibit hereto and is expressly incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of National Fuel Gas Company was held on March 10, 2016. At that meeting, the stockholders elected David C. Carroll, Joseph N. Jaggers and David F. Smith as directors for three-year terms and Craig G. Matthews as a director for a two-year term. The stockholders also approved executive compensation in a non-binding advisory vote, amended and reapproved the 2009 Non-Employee Director Equity Compensation Plan, ratified the appointment of an independent registered public accounting firm, and rejected a stockholder proposal.

The vote with respect to Mr. Carroll was as follows: For, 61,598,023 (94.7% of the votes cast); Withheld, 3,430,382; Broker Non-Votes, 11,574,094. The vote with respect to Mr. Jaggers was as follows: For, 61,996,242 (95.3% of the votes cast); Withheld, 3,032,163; Broker Non-Votes, 11,574,094. The vote with respect to Mr. Smith was as follows: For, 61,557,949 (94.7% of the votes cast); Withheld, 3,470,456; Broker Non-Votes, 11,574,094. The vote with respect to Mr. Matthews was as follows: For, 61,591,865 (94.7% of the votes cast); Withheld, 3,436,540; Broker Non-Votes, 11,574,094.

The advisory vote with respect to approval of executive compensation was as follows: For, 59,527,814 (95.8% of the votes cast); Against, 2,633,111; Abstain, 2,867,480; Broker Non-Votes, 11,574,094.

The vote with respect to the amendment and reapproval of the 2009 Non-Employee Director Equity Compensation Plan was as follows: For, 58,409,886 (94.2% of the votes cast); Against, 3,626,933; Abstain, 2,991,586; Broker Non-Votes, 11,574,094.

The vote with respect to ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm was as follows: For, 73,549,222 (99.2% of the votes cast); Against, 599,160; Abstain, 2,454,117; Broker Non-Votes, 0.

The vote with respect to the stockholder proposal was as follows: For, 15,340,068 (25.2% of the votes cast); Against, 45,509,269; Abstain, 4,179,068; Broker Non-Votes, 11,574,094.

Item 8.01	Other Events.

On March 10, 2016, the Director Services Agreement (the “Agreement”) between the Company and David F. Smith, Chairman of the Board of Directors of the Company, expired. Mr. Smith remains Chairman of the Board of Directors.

Under the Agreement as amended in March 2015, Mr. Smith received an annual fee of $400,000, and he was not eligible for any other compensation for his services as a director. Mr. Smith’s compensation will now be the same as the compensation made available to other non-employee directors of the Company, provided that the Company will pay Mr. Smith an additional retainer of $20,000 on the first business day of each quarter that he serves as Chairman.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 3.1	By-Laws of National Fuel Gas Company, as amended March 10, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY

March 16, 2016	By:	/s/ James R. Peterson
James R. Peterson
Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	By-Laws of National Fuel Gas Company, as amended March 10, 2016